Exhibit 1.01

44,000,000 CAPITAL SECURITIES

CITIGROUP CAPITAL XIX

7.250% Enhanced Trust Preferred Securities (Enhanced TRUPS®)

$25 Liquidation Amount
Guaranteed to the extent set forth in the
Prospectus dated August 8, 2007 by

CITIGROUP INC.

UNDERWRITING AGREEMENT

New York, New York
August 8, 2007

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
RBC Dain Rauscher Inc.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Wells Fargo Securities, LLC,
as Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Citigroup Capital XIX (the “Trust”), a statutory trust organized under the Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Business Code, 12 Del. C. §3801 et seq.), proposes, upon the terms and conditions set forth herein, to issue and sell 44,000,000 7.250% Enhanced Trust Preferred Securities (Enhanced TruPS®) with an aggregate liquidation amount equal to $1,100,000,000 (the “Underwritten Securities”) to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives. The Trust also proposes to grant the Underwriters an option to purchase 6,600,000 additional 7.250% Enhanced Trust Preferred Securities (Enhanced TruPS®) to cover over-allotments (the “Option Securities” and, together with the Underwritten Securities, the “Capital Securities”).

The Capital Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an amended and restated declaration of trust, dated as of August 15, 2007 (the “Declaration”), among Citigroup Inc., a Delaware corporation (the “Company” and, together with the Trust, the “Offerors”), as sponsor, the trustees named therein (the “Citigroup Capital Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Declaration is qualified as an indenture under the Trust Indenture Act. Pursuant to the Declaration, the number of Citigroup Capital Trustees will initially be five. Three of the Citigroup Capital Trustees (the “Regular Trustees”) will be persons who are employees or officers of the Company. The fourth Citigroup Capital Trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee with respect to the Capital Securities for purposes of the Trust Indenture Act (the “Institutional Trustee”). The fifth Citigroup Capital Trustee will be a financial institution or an affiliate thereof which maintains a principal place of business in the State of Delaware, meeting the requirements of the Delaware Act (the “Delaware Trustee”). Initially, The Bank of New York, a New York banking association (“BoNY”), will act as the Institutional Trustee and The Bank of New York (Delaware), a banking association with its principal place of business in the State of Delaware, will act as the Delaware Trustee until removed or replaced by the holder of the Common Securities. The Capital Securities will be guaranteed by the Company on a subordinated basis with respect to distributions and payments upon liquidation, redemption or otherwise (the “Guarantee”) pursuant to the Capital Securities Guarantee Agreement dated as of August 15, 2007 (the “Guarantee Agreement”) between the Company and BoNY, as Trustee (the “Guarantee Trustee”).

The assets of the Trust will consist of 7.250% Junior Subordinated Deferrable Interest Debentures due August 15, 2067 (the “Subordinated Debentures”) of the Company which will be issued under an indenture, dated as of June 28, 2007 (as supplemented, the “Indenture”), between the Company and BoNY, as Trustee (the “Indenture Trustee”). Under certain circumstances, the Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The Capital Securities, the Guarantee and the Subordinated Debentures are referred to herein as the “Securities.”

The Offerors wish to confirm as follows their agreement with you and the other several Underwriters listed on Schedule I on whose behalf you are acting, in connection with the several purchases of the Capital Securities by the Underwriters. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.  Registration Statement and Prospectus. The Offerors meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-135163), including a related form of prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the date hereof, became effective upon filing. The Offerors may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date hereof or, to the extent not completed by the date hereof, shall contain only such specific additional information and other changes (beyond that contained in any preliminary prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Registration Statement, as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date hereof.

2.  Agreements to Sell and Purchase. (a) The Trust hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Offerors herein contained and subject to all the terms and conditions set forth herein each Underwriter agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per Capital Security, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Capital Securities increased as set forth in Section 11 hereof).

The Company agrees that, in view of the fact that the proceeds of the sale of the Underwritten Securities will be invested in the Subordinated Debentures, it shall pay to the Underwriters as compensation (“Underwriters’ Compensation”) for their arranging the investment of the proceeds therein, on the Closing Date (as defined herein), $0.7875 per Underwritten Security; provided, however, that with respect to sales made by the Underwriters to certain institutional purchasers (the “Institutional Purchasers”), the Company agrees to pay Underwriters’ Compensation of $0.5000 per Underwritten Security. The Representatives confirm to the Offerors that for this purpose, the number of Underwritten Securities sold to Institutional Purchasers is 1,300,000.

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 6,600,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the initial public offering, upon written or facsimile notice by the Representatives to the Trust setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the date on which delivery and payment shall occur, which shall not be less than three Business Days after the date of the notice of exercise. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives, in their absolute discretion, shall make to eliminate any fractional shares.

3.  Terms of Public Offering. The Offerors have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Capital Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered, and the Declaration, the Guarantee Agreement and the Indenture have been qualified under the Trust Indenture Act. The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase an equivalent amount of the Subordinated Debentures.

4.  Delivery of the Capital Securities and Payment Therefor. Delivery to the Underwriters of, and payment for, the Capital Securities shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 8:30 A.M., New York City time, on August 15, 2007 (the “Closing Date”). Delivery to the Underwriters of, and payment for, the Optional Securities (if the option provided for in Section 2(b) hereof is exercised) shall be made on the date and at the time specified in the notice of exercise of the option, which shall not be less than three Business Days after the date of the notice. The place of closing for the Capital Securities and the Closing Date may be varied by agreement between you and the Company.

Delivery of the Capital Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the net purchase price thereof to or upon the order of the Trust by wire transfer payable in same-day funds to an account specified by the Trust. Delivery of the Capital Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Capital Securities to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.

The Company shall pay to the Representatives on the Closing Date for the accounts of the Underwriters any fee, commission or other compensation specified herein. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representatives.

5.  Agreements of the Offerors. The Offerors jointly and severally agree with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Offerors will not file any amendment of the Registration Statement or supplement to any Preliminary Prospectus or the Final Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. The Offerors will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form acceptable to the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Offerors of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Offerors will use their respective best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)  The Offerors will prepare a final term sheet, containing solely a description of final terms of the Capital Securities and the offering thereof, in a form acceptable to you (the “Final Term Sheet”) and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Offerors will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)  If, at any time when a prospectus relating to the Capital Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e)  As soon as practicable, the Offerors will make generally available to the Trust’s security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)  Upon request, the Offerors will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Offerors will pay the expenses of printing or other production of all documents relating to the offering that are required to be prepared, furnished or delivered by the Offerors.

(g)  The Offerors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions within the United States as the Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall either of the Offerors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)  (i) Each Offeror agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, and (ii) each Underwriter, severally and not jointly, agrees with the Offerors that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Offerors, it has not made and will not make any offer relating to the Capital Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Offerors with the Commission or retained by the Offerors under Rule 433, other than the Final Term Sheet described above or other free writing prospectuses containing solely a description of the final terms of the Capital Securities and the offering thereof. Any such free writing prospectus consented to by the Representatives or the Offerors is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Offeror agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)  The Offerors will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, the Trust or any affiliate of the Company or the Trust or any person in privity with the Company, the Trust or any affiliate of the Company or the Trust) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any preferred securities, any preferred stock or any other securities including any guarantee of such securities (other than a guarantee of securities issued by Citigroup Funding Inc.), of the Offerors, in each case that are substantially similar to the Capital Securities or any security convertible into or exchangeable for the Capital Securities or such substantially similar securities, or publicly announce an intention to effect any such transaction, during the period beginning the date hereof and ending 60 days after the Closing Date.

(j)  The Trust will apply the net proceeds from the sale of the Capital Securities, and the Company will apply the net proceeds from the sale of the Subordinated Debentures, substantially in accordance with the description set forth in the Final Prospectus.

(k)  The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.

(l)  The Offerors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of either of the Offerors to facilitate the sale or resale of the Capital Securities, except that the Offerors makes no agreement as to the activities of any Underwriter.

6.  Representations and Warranties of the Offerors. The Offerors jointly and severally represent and warrant to, and agree with, each Underwriter that:

(a)  On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and on the date hereof, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and on the Closing Date, the Indenture and the Declaration did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Citigroup Capital Trustees or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 7 hereof.

(b)  The execution and delivery of, and the performance by the Company and the Trust of their respective obligations under, this Agreement have been duly and validly authorized by the Company and the Trust, respectively, and this Agreement has been duly executed and delivered by the Company and the Trust.

(c)  The Capital Securities have been duly and validly authorized by the Declaration and, when executed by the Trust and authenticated by the Institutional Trustee in accordance with the Declaration and delivered to you against payment therefor in accordance with the terms hereof, will be validly issued and (subject to Sections 9.8 and 3.10(a)(vi) of the Declaration) will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto; the issuance of the Capital Securities is not subject to preemptive or other similar rights; holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware; and the Capital Securities have been registered under the Exchange Act and authorization for listing the Capital Securities on the New York Stock Exchange has been given, subject to notice of official issuance.

(d)  The Declaration has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and the Regular Trustees, and assuming due execution and delivery by the Institutional Trustee and the Delaware Trustee, the Declaration will be a valid and legally binding obligation of the Company and the Regular Trustees, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Declaration has been (or will have been) duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(e)  The Guarantee has been duly and validly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company, and assuming due execution and delivery by the Guarantee Trustee, the Guarantee will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Guarantee has been (or will have been) duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(f)  The Indenture has been duly and validly authorized by the Company, has been duly executed and delivered by the Company and the Indenture Trustee, and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act and conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(g)  The Subordinated Debentures have been duly and validly authorized by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and issued in accordance with the Indenture and delivered to the Trust against payment therefor as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto, will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto.

(h)  The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Final Prospectus, and any amendment or supplement thereto, and to enter into and perform its obligations under this Agreement, the Capital Securities and the Declaration and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Final Prospectus, and any amendment or supplement thereto; the Trust will be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

(i)  The Regular Trustees of the Trust are officers of the Company and have been duly authorized by the Company to execute and deliver the Declaration.

(j)  Neither the Trust nor the Company is now, nor after giving effect to the transactions contemplated hereby will be, and neither the Trust nor the Company is controlled by, or acting on behalf of any person which is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k)  As of the date hereof, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(l)  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Offerors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Capital Securities in reliance on the exemption in Rule 163 and (iv) on the date hereof (with such date being used as the determination date for purposes of this clause (iv)), each of the Offerors was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Offerors agree to pay the fees required by the Commission relating to the Capital Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(m)  (i) At the earliest time after the filing of the Registration Statement that the Offerors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Capital Securities and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), neither of the Offerors was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Offerors be considered Ineligible Issuers.

(n)  Neither any Issuer Free Writing Prospectus nor the Final Term Sheet includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus nor the Final Term Sheet based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

Any certificate signed by any officer of the Company or trustee of the Trust and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Capital Securities shall be deemed a representation and warranty by either the Company or the Trust, as the case may be, as to matters covered thereby, to each Underwriter.

7.  Indemnification and Contribution.

(a) Each of the Trust and the Company jointly and severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Capital Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which either the Company or the Trust may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company, the Trust, the Company’s directors, the Company’s officers and the Regular Trustees who sign the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Trust to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Capital Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Capital Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Trust and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Trust and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and by the Underwriters on the other from the offering of the Capital Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Capital Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Capital Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Trust and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Trust shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Trust, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Trust on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Trust and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company, as applicable, within the meaning of either the Act or the Exchange Act, each officer of the Company and the Regular Trustees who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Trust, subject in each case to the applicable terms and conditions of this paragraph (d).

8.  Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Capital Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Offerors made in any certificates pursuant to the provisions hereof, to the performance by each of the Offerors of its obligations hereunder and to the following additional conditions:

(a)  The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the Final Term Sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Offerors pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  The Offerors shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Offerors, to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Capital Securities, the Indenture, the Subordinated Debentures, the Declaration, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. Insofar as such opinion involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and the Trust and certificates of public officials.

(c)  The Offerors shall have requested and caused Michael S. Zuckert, General Counsel, Finance and Capital Markets of the Company, to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Capital Securities, the Indenture, the Subordinated Debentures, the Declaration, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require.

(d)  The Offerors shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Offerors, to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, with respect to certain United States federal income tax matter related to the Trust and the Subordinated Debentures and other related matters as the Representatives may reasonably require.

(e)  The Offerors shall have requested and caused Pryor Cashman Sherman & Flynn LLP, counsel to BoNY, to have furnished to the Representatives an opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the Institutional Trustee, the Delaware Trustee, the issuance and sale of the Capital Securities and other related matters as the Representatives may reasonably require.

(f)  The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Capital Securities, the Subordinated Debentures, the Indenture, the Declaration, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Offerors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  The Company shall have furnished to the Representatives a certificate of the Company and the Trust, signed, in the case of the Company, by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and, in the case of the Trust, signed by one of the Regular Trustees, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, and this Agreement and that:

(i)  the representations and warranties of each of the Company and the Trust in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and

(iii)  since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, including the Trust taken as a whole, or the Trust, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h)  The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, on and as of the date hereof and on and as of the Closing Date, customary “comfort letters” that are satisfactory in content and form to the Representatives.

(i)  Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) , any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, including the Trust, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Capital Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

(j)  Subsequent to the date hereof, there shall not have been any decrease in the rating of the Capital Securities or any of the Company’s senior or subordinated debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)  The Capital Securities shall have been registered under the Exchange Act and shall have been listed or approved for listing, upon notice of issuance, on the New York Stock Exchange.

(l)  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement with respect to the offering of the Capital Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, by 9:00a.m. (New York Time) on the Closing Date.

9.  Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it and by the Trust of its and the Trust’s respective and joint obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus and the Final Prospectus (including filing fees), each amendment or supplement to any of them, this Agreement, the Declaration, the Guarantee, the Indenture and the Statement of Eligibility and Qualification of each of the Institutional Trustee, the Guarantee Trustee and the Indenture Trustee; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the documents incorporated by reference in the Registration Statement, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Capital Securities; (iii) the preparation, printing (or reproduction), execution and delivery of the Declaration, the Guarantee and the Indenture and the preparation, printing, authentication, issuance and delivery of the Securities, including any stamp taxes in connection with the original issuance and sale of the Capital Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Capital Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Capital Securities on the New York Stock Exchange; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the fees and expenses of the Institutional Trustee, the Delaware Trustee, the Guarantee Trustee and the Indenture Trustee; (ix) the fees and expenses associated with obtaining ratings for the Capital Securities from nationally recognized statistical rating organizations; (x) the transportation and other expenses incurred by or on behalf of representatives of the Offerors (other than the Underwriters and their representatives) in connection with presentations to prospective purchasers of the Capital Securities; and (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Offerors.

10.  Reimbursement of Underwriters’ Expenses. If the sale of the Capital Securities provided for herein is not consummated because any condition to the obligations of the Offerors set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Offerors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities.

11.  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Capital Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Capital Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Capital Securities set forth opposite the names of all the remaining Underwriters) the Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Capital Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Capital Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Capital Securities, and if such nondefaulting Underwriters do not purchase all the Capital Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Offerors. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Offerors and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.  Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Offerors prior to delivery of and payment for the Capital Securities, if at any time prior to such time (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives after consultation with the Offerors, impractical or inadvisable to proceed with the offering or delivery of the Capital Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

13.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Trust, the Company or its officers or trustees and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Trust or the Company or any of the officers, directors, trustees, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.  Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telefaxed if to Citigroup Global Markets Inc., as Representatives of the several Underwriters, to 390 Greenwich Street, 4th Floor, New York, New York 10013 (fax no.: (212) 816-7912) Attention: General Counsel, and if to the Company, or to the Trust care of the Company, at the office of the Company at 425 Park Avenue, 2nd Floor, New York, New York 10043, Attention: General Counsel, Finance and Capital Markets (fax no.: (212) 793-4401).

15.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, trustees, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

16.  No Fiduciary Duty. The Offerors hereby acknowledge that (i) the purchase and sale of the Capital Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Trust, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Offerors and (iii) the Trust’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each Offeror agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising either Offeror on related or other matters. Each Offeror agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.

17.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Offerors and the Underwriters, or any of them, with respect to the subject matter hereof.

18.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.  Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus, if any, used most recently prior to the date hereof, (ii) the Final Term Sheet described in Section 5(b) and (iii) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the date hereof.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement which is used prior to filing of the Final Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

Please confirm that the foregoing correctly sets forth the agreement among the Trust, the Company and the several Underwriters.

Very truly yours,

CITIGROUP CAPITAL XIX

By:	/s/ Eric Wentzel
Eric Wentzel
as Regular Trustee

CITIGROUP INC.

By:	/s/ Charles E. Wainhouse
Name: Charles E. Wainhouse
Title: Assistant Treasurer

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
A.G. EDWARDS & SONS, INC.
BANC OF AMERICA SECURITIES LLC
RBC DAIN RAUSCHER INC.
BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
WELLS FARGO SECURITIES, LLC,
as Representatives of the several Underwriters

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
Name: Chandru M. Harjani
Title: Vice President

SCHEDULE I

CITIGROUP CAPITAL XIX

7.250% Enhanced Trust Preferred Securities (Enhanced TruPS®)

Underwriters	Number of Capital Securities
Citigroup Global Markets Inc.	6,673,350
Merrill Lynch, Pierce, Fenner & Smith Incoporated	6,600,000
Morgan Stanley & Co. Incorporated	6,600,000
UBS Securities LLC	6,600,000
Wachovia Capital Markets, LLC	6,600,000
A.G. Edwards & Sons, Inc.	1,320,000
Banc of America Securities LLC	1,320,000
RBC Dain Rauscher Inc.	1,320,000
Bear, Stearns & Co. Inc.	440,000
Lehman Brothers Inc.	440,000
Wells Fargo Securities, LLC	440,000
Barclays Capital Inc.	183,333
Charles Schwab & Co., Inc.	183,333
Comerica Securities, Inc.	183,333
Credit Suisse Securities (USA) LLC	183,333
Deutsche Bank Securities Inc.	183,333
Fidelity Capital Markets, a division of National Financial Services LLC	183,333
Goldman, Sachs & Co.	183,333
HSBC Securities (USA) Inc.	183,333
J.J.B. Hilliard, W.L. Lyons, Inc.	183,333
J.P. Morgan Securities Inc.	183,333
Janney Montgomery Scott LLC	183,333
KeyBanc Capital Markets Inc.	183,333
Morgan Keegan & Company Inc.	183,333
Oppenheimer & Co. Inc.	183,333
Raymond James & Associates, Inc.	183,333
Robert W. Baird & Co. Incorporated	183,333
TD Ameritrade, Inc.	183,333
ABN AMRO Incorporated	73,333
B.C. Ziegler and Company	73,333
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	73,333
Blaylock & Company, Inc	73,333
BNP Paribas Securities Corp.	73,333
C. L. King & Associates, Inc.	73,333

Underwriters	Number of Capital Securities
Cabrera Capital Markets, Inc.	73,333
CastleOak Securities, LP	73,333
Crowell, Weedon & Co.	73,333
D.A. Davidson & Co.	73,333
Davenport & Company LLC	73,333
Doley Securities, LLC.	73,333
Ferris, Baker Watts, Incorporated	73,333
Guzman & Company	73,333
Jackson Securities, LLC	73,333
Jefferies & Company, Inc.	73,333
Keefe, Bruyette & Woods, Inc.	73,333
Loop Capital Markets, LLC	73,333
Mesirow Financial, Inc.	73,333
Muriel Siebert & Co., Inc.	73,333
Pershing LLC	73,333
Piper Jaffray & Co.	73,333
Samuel A. Ramirez & Co., Inc.	73,333
Sandler, O'Neill & Partners, L.P.	73,333
Stifel, Nicolaus & Company, Incorporated	73,333
Stone & Youngberg LLC	73,333
SunTrust Robinson Humphrey, Inc.	73,333
The Williams Capital Group, L.P.	73,333
Toussaint Capital Partners, LLC	73,333
Utendahl Capital Partners, L.P.	73,333
Wedbush Morgan Securities Inc.	73,333
William Blair & Company, L.L.C.	73,333
TOTAL	44,000,000